UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010 (June 9, 2010)

REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York	000-19034	13-3444607
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707
(Address of principal executive offices) (Zip Code)

(914) 347-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 9, 2010, Regeneron Pharmaceuticals, Inc. issued a press release announcing results of two Phase 3 studies evaluating the efficacy and safety of ARCALYST® (rilonacept) in two different gout settings. A copy of this press release is attached as Exhibit 99(a) to this Form 8-K and is incorporated herein by reference.

On June 9, 2010, Regeneron’s President and Chief Executive Officer, Dr. Leonard Schleifer, and other members of senior management of Regeneron hosted a webcast conference call to discuss the findings of the Phase 3 studies evaluating the efficacy and safety of ARCALYST® (rilonacept) in two different gout settings. The slides for this webcast are furnished as Exhibit 99(b) to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

    (c) Exhibits

       99(a) Press release dated June 9, 2010 announcing the results of two Phase 3 studies evaluating the efficacy and safety of ARCALYST® (rilonacept) in two different gout settings.

       99(b) Slides for June 9, 2010 webcast to discuss the findings of two Phase 3 studies evaluating the efficacy and safety of ARCALYST® (rilonacept) in two different gout settings.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Dated: June 10, 2010	By:	/s/ Stuart Kolinski
Stuart Kolinski
Senior Vice President and General Counsel

Exhibit Index

Number	Description
99(a)	Press release dated June 9, 2010 announcing results of two Phase 3 studies evaluating the efficacy and safety of ARCALYST® (rilonacept) in two different gout settings.

99(b)	Slides for June 9, 2010 webcast to discuss the findings of two Phase 3 studies evaluating the efficacy and safety of ARCALYST® (rilonacept) in two different gout settings.